Exhibit 99.1
Press Release

FOR IMMEDIATE RELEASE	CONTACT INFO Michelle R. Saari Investors Real Estate Trust PO Box 1988 12 Main Street S Minot, North Dakota 58701 phone: 701.837.4738 fax: 701.838.7785 email: msaari@iret.com

Date:  September 9, 2008

INVESTORS REAL ESTATE TRUST
ANNOUNCES FIRST QUARTER FISCAL 2009
FINANCIAL AND OPERATING RESULTS

Minot, ND – Investors Real Estate Trust (IRET) (NASDAQ:IRET) (NASDAQ:IRETP) reported financial and operating results today for the quarter ended July 31, 2008.  These results are summarized below; for the full report, please access the IRET website at www.iret.com to view the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended July 31, 2008 (click on “Investor Relations” and then on “SEC Filings”).

During the first quarter of fiscal year 2009, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions and a decrease in the level of tenant concessions offered.  Funds From Operations (FFO)1 increased on an absolute basis from the year-earlier period, but declined slightly on a per share and unit basis, primarily due to dilution following the Company’s October 2007 public offering of 6.9 million common shares.  Net income declined from the year-earlier period, primarily due to a decrease in lease termination fees and an increase in amortization expense related to in-place leases in the three months ended July 31, 2008 compared to the three months ended July 31, 2007.  Additionally, an increase in vacancy rates in our portfolio and associated operating costs for the vacant space impacted net income in the first quarter of fiscal year 2009.  For the three month period ended July 31, 2008, as compared to the same period of the prior fiscal year:

•	Revenues increased to $58.8 million from $53.6 million.

•
FFO increased to $16.1 million on approximately 79,214,000 weighted average shares and units outstanding, from $15.9 million on approximately 68,947,000 weighted average shares and units outstanding ($.20 per share and unit compared to $.23 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $1.8 million, compared to $2.4 million.

______________________________
1 The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 3.6%, or $1.2 million, during the three months ended July 31, 2008, compared to the same period one year ago.  NOI from stabilized properties decreased in all of our segments except multi-family residential and commercial medical: multi-family residential increased 2.3% and commercial medical increased 1.1%.

Economic occupancy4 levels on a stabilized property basis declined in all but one of our five reportable segments during the three months ended July 31, 2008, compared to the three months ended July 31, 2007.  Economic occupancy levels on an all-property basis declined in three of our five reportable segments during the three months ended July 31, 2008, compared to the three months ended July 31, 2007.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended July 31, 2008, as compared to the three months ended July 31, 2007, were as follows:

Economic Occupancy Levels on a Stabilized Property and All Property Basis:

Segments	Stabilized Properties(a)		All Properties
	1st Quarter	1st Quarter	1st Quarter	1st Quarter
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
Multi-Family Residential	92.8%	92.2%	92.3%	91.8%
Commercial Office	88.9%	93.3%	89.1%	93.3%
Commercial Medical	95.7%	96.0%	96.5%	96.1%
Commercial Industrial	95.9%	98.6%	96.8%	98.1%
Commercial Retail	86.6%	87.0%	86.6%	87.0%

a)	For 1st Quarter Fiscal 2009 and 1st Quarter Fiscal 2008, stabilized properties excluded:

Multi-Family Residential -
Indian Hills, Sioux City, IA; Cottonwood IV Apartments, Bismarck, ND; Greenfield Apartments, Omaha, NE; Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND and Thomasbrook Apartments, Lincoln, NE.

Commercial Office -	610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO and Plymouth 5095, Plymouth, MN.
Commercial Medical -
Barry Point, Kansas City, MO; Edgewood Vista Billings, Billings, MT; Edgewood Vista East Grand Forks, East Grand Forks, MN; Edgewood Vista Sioux Falls, Sioux Falls, SD; Edina 6405 France Medical, Edina, MN; Edina 6363 France Medical, Edina, MN; Minneapolis 701 25th Ave Medical (Riverside), Minneapolis, MN; Burnsville 303 Nicollet Medical (Ridgeview), Burnsville, MN; Burnsville 305 Nicollet Medical (Ridgeview South), Burnsville, MN; Eagan 1440 Duckwood Medical, Eagan, MN; Edgewood Vista Belgrade, Belgrade, MT; Edgewood Vista Columbus, Columbus, NE; Edgewood Vista Fargo, Fargo, ND; Edgewood Vista Grand Island, Grand Island, NE and Edgewood Vista Norfolk, Norfolk, NE.

Commercial Industrial -	Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA; Woodbury 1865, Woodbury, MN and Eagan 2785 & 2795 Highway 55, Eagan, MN.

Discontinued operations from fiscal 2008 include:

Multi-Family Residential -	405 Grant Avenue Apartments, Harvey, ND and Sweetwater – Green Acres 1&2 Apartments, Devils Lake, ND.
Commercial Office -	Minnetonka Office Building, Minnetonka, MN.
______________________________
2 We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3 Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.
4 Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisition and Disposition Activity

During the first quarter of fiscal year 2009, IRET acquired a parcel of unimproved land in Bismarck, North Dakota for approximately $576,000, and four small apartment buildings with a total of 52 units in Minot, North Dakota, for a total purchase price (excluding closing costs) of approximately $2.5 million, including the issuance of limited partnership units of IRET Properties, the Company’s operating partnership, valued at approximately $2.0 million.  The Company had no dispositions in the first quarter of fiscal year 2009.  The following table details the Company’s acquisitions during the three months ended July 31, 2008:

	(in thousands)
Acquisitions	Land	Building	Acquisition Cost

Multi-Family Residential
33-unit Minot Westridge Apartments – Minot, ND	$67	$1,887	$1,954
12-unit Minot Fairmont Apartments – Minot, ND	28	337	365
4-unit Minot 4th Street Apartments – Minot, ND	15	74	89
3-unit Minot 11th Street Apartments – Minot, ND	11	53	64
	121	2,351	2,472
Unimproved Land
Bismarck 2130 S. 12th Street – Bismarck, ND	576	0	576
	576	0	576

Total Property Acquisitions	$697	$2,351	$3,048

Development Activity

The Company has several ongoing development projects.  As of July 31, 2008, IRET is engaged in the following development activity:

2828 Chicago Avenue Medical Building:  In fiscal year 2006, IRET purchased an approximately 55,000 square foot, five-story medical office building located in Minneapolis, Minnesota.  During fiscal year 2007, IRET committed to construct an approximately 56,239 square foot medical office building adjacent to the existing structure, and an adjoining parking ramp, with planned project completion in the second quarter of IRET’s fiscal year 2009 and an estimated total project cost of $15.7 million. As of July 31, 2008, approximately 73% of this new medical office building was pre-leased to two tenants.  Construction on the project began in August 2007, and as of July 31, 2008, the Company has incurred approximately $14.2 million in construction costs.

Southdale Medical Building Expansion Project:  In July 2007, the Company signed a lease with an anchor tenant committing the Company to construct an approximately 27,750 square foot addition to the Company’s existing Southdale Medical Building located in Edina, Minnesota.  The estimated cost of this expansion project is approximately $11.0 million, including relocation, tenant improvement and leasing costs expected to be incurred to relocate tenants in the existing facility.  Construction began in September 2007. The exterior shell of the expansion project was completed in July 2008.  Certain interior work and tenant improvements are ongoing and are scheduled for completion in the second quarter of fiscal year 2009. As of July 31, 2008, the Company has incurred approximately $7.5 million in construction costs for this expansion project.

IRET Corporate Plaza:  During fiscal year 2007, the Company purchased an unimproved parcel of land in Minot, North Dakota for approximately $1.8 million.  The Company is constructing a mixed-use project on this site, to consist of approximately 71 apartments and 60,100 rentable square feet of office and retail space.  The Company plans to move its Minot, North Dakota offices to this location, occupying approximately one-third of the proposed office/retail space.   Current estimates are that the project will be completed in the second quarter of the Company’s fiscal year 2009, at an expected total cost of approximately $20.7 million, including estimated future tenant build-outs and out-lot development.  As of July 31, 2008, the Company has incurred approximately $13.2 million of the estimated construction cost of this project.

Shareholder Equity, Distributions and Capital Structure

On July 1, 2008, IRET paid a quarterly distribution of $0.1685 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 149th consecutive distribution at equal or increasing rates.  IRET also paid, on June 30, 2008, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of July 31, 2008, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Thursday, September 11, 2008 at 9:00 A.M. Central Daylight Time.  In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Daylight Time on Wednesday, September 10, 2008.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, September 26, 2008.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 76 multi-family residential properties with 9,528 apartment units; and 65 office properties, 48 medical properties (including senior housing), 17 industrial properties and 33 retail properties with a total of approximately 11.5 million square feet of leasable space.  IRET’s distributions have increased every year for 38 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2008 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	July 31, 2008	April 30, 2008
ASSETS
Real estate investments
Property owned	$1,655,778	$1,648,259
Less accumulated depreciation	(229,691)	(219,379)
	1,426,087	1,428,880
Development in progress	35,231	22,856
Unimproved land	4,567	3,901
Mortgage loans receivable, net of allowance	534	541
Total real estate investments	1,466,419	1,456,178
Other assets
Cash and cash equivalents	42,351	53,481
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance	14,383	14,113
Accounts receivable, net of allowance	4,395	4,163
Real estate deposits	1,048	1,379
Prepaid and other assets	2,324	349
Intangible assets, net of accumulated amortization	58,936	61,649
Tax, insurance, and other escrow	7,888	8,642
Property and equipment, net	1,450	1,467
Goodwill	1,392	1,392
Deferred charges and leasing costs, net	15,155	14,793
TOTAL ASSETS	$1,616,161	$1,618,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$32,917	$33,757
Mortgages payable	1,068,267	1,063,858
Other	830	978
TOTAL LIABILITIES	1,102,014	1,098,593

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	13,186	12,609
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	159,984	161,818
(21,292,531 units at July 31, 2008 and 21,238,342 units at April 30, 2008)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2008 and April 30, 2008, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 58,202,448 shares issued and outstanding at July 31, 2008, and 57,731,863 shares issued and outstanding at April 30, 2008)	444,134	440,187
Accumulated distributions in excess of net income	(130,474)	(122,498)
Total shareholders’ equity	340,977	345,006
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,616,161	$1,618,026

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2008 and 2007

	Three Months Ended July 31
	(in thousands, except per share data)
	2008	2007
REVENUE
Real estate rentals	$47,657	$44,093
Tenant reimbursement	11,189	9,480
TOTAL REVENUE	58,846	53,573
EXPENSES
Interest	16,888	15,442
Depreciation/amortization related to real estate investments	13,318	12,189
Utilities	4,434	3,948
Maintenance	6,999	6,006
Real estate taxes	7,370	6,429
Insurance	750	650
Property management expenses	4,251	3,841
Administrative expenses	1,231	1,122
Advisory and trustee services	100	74
Other expenses	362	253
Amortization related to non-real estate investments	449	343
TOTAL EXPENSES	56,152	50,297
Interest income	223	354
Other income	25	281
Income before minority interest and discontinued operations and loss on sale of other investments	2,942	3,911
Loss on sale of other investments	0	(1)
Minority interest portion of operating partnership income	(647)	(981)
Minority interest portion of other partnerships’ loss	63	36
Income from continuing operations	2,358	2,965
Discontinued operations, net of minority interest	0	16
NET INCOME	2,358	2,981
Dividends to preferred shareholders	(593)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,765	$2,388
Earnings per common share from continuing operations	$.03	$.05
Earnings per common share from discontinued operations	.00	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.03	$.05

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
Three Months Ended July 31,	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$2,358			$2,981
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	1,765	57,916	$0.03	2,388	48,663	$0.05
Adjustments:
Minority interest in earnings of Unitholders	647	21,298		987	20,284
Depreciation and amortization(1)	13,641			12,485
(Gain)/loss on depreciable property sales	0			1
Funds from operations applicable to common shares and Units	$16,053	79,214	$0.20	$15,861	68,947	$0.23

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $13,767 and $12,532, and depreciation/amortization from Discontinued Operations of $0 and $16, less corporate-related depreciation and amortization on office equipment and other assets of $126 and $63, for the three months ended July 31, 2008 and 2007, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended July 31, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,601	$20,806	$12,866	$3,096	$3,477	$58,846
Real estate expenses	8,724	9,444	3,762	734	1,140	23,804
Net operating income	$9,877	$11,362	$9,104	$2,362	$2,337	35,042
Interest						(16,888)
Depreciation/amortization						(13,767)
Administrative, advisory and trustee fees						(1,331)
Other expenses						(362)
Other income						248
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$2,942

	(in thousands)
Three Months Ended July 31, 2007	Multi-Family Residential	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Total

Real estate revenue	$17,719	$20,594	$8,966	$2,662	$3,632	$53,573
Real estate expenses	8,284	8,716	2,273	499	1,102	20,874
Net operating income	$9,435	$11,878	$6,693	$2,163	$2,530	32,699
Interest						(15,442)
Depreciation/amortization						(12,532)
Administrative, advisory and trustee fees						(1,196)
Other expenses						(253)
Other income						635
Income before minority interest and discontinued operations and (loss) gain on sale of other investments						$3,911